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EXHIBIT 23.5



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 10, 1999, included and incorporated by reference in The May Department Stores Company's Form 10-K for the year ended January 30, 1999, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP



St. Louis, Missouri
November 24, 1999